Exhibit 99.1


          Bunge Limited Finance Corp. Announces Redemption of Remaining
                           Convertible Notes due 2022

White Plains, N.Y., October 20, 2005 - Bunge Limited Finance Corp., together with Bunge Limited, today announced that it intends to redeem for cash the remaining outstanding 3 3/4% convertible notes due November 15, 2022 (the "Notes") on the redemption date of November 22, 2005. As of October 18, 2005, Notes in an aggregate principal amount of $242,114,000 were outstanding. As provided in the indenture governing the Notes, the redemption price is $1,015 for each $1,000 principal amount of Notes to be redeemed, together with accrued and unpaid interest up to, but not including, the redemption date.

In accordance with the indenture, holders retain the right to convert their Notes into Bunge Limited common shares at any time before the close of business on the second business day immediately preceding the redemption date. The Notes are convertible into 31.1137 common shares of Bunge Limited for each $1,000 principal amount of Notes. This represents a price of $32.1402 per share at which Bunge Limited common shares will be issued and delivered following conversion. On October 19, 2005, the closing price of Bunge Limited's common shares on the New York Stock Exchange was $52.88 per share. No payment will be made for interest accrued and unpaid on Notes surrendered for conversion.

Bunge Limited has included 7,776,811 weighted average common shares outstanding related to the conversion of the Notes in its fully diluted earnings per share calculation for the six months ended June 30, 2005, included in its most recent Form 10-Q filed with the Securities and Exchange Commission on August 9, 2005.

A notice of redemption is being sent to all currently registered holders of the Notes by The Bank of New York, the trustee for the Notes under the indenture. Copies of the notice of redemption and additional information relating to the procedure for redemption may be obtained from The Bank of New York by calling
(212)815-3738.

About Bunge Limited

Bunge Limited is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words


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including "may," "will," "expect," "anticipate," "believe," "intend,"
"estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investors Relations Contact

Stewart Lindsay
(914)684-3369
Stewart.Lindsay@bunge.com